EXHIBIT 24

                          DIRECTORS' POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, That each of the undersigned Directors of Protective Life and Annuity Insurance Company (formerly American Foundation Life Insurance Company), an Alabama corporation, ("Company") by his execution hereof or upon an identical counterpart hereof , does hereby constitute and appoint John D. Johns, Deborah J. Long, Nancy Kane, or Jerry W. DeFoor, and each or any of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, to execute and sign the 1998 Annual Report on Form 10-K to be filed by the Company with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1934 and, further, to execute and sign any and all amendments to such Annual Report, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorneys-in-fact and agents or any of them which they may lawfully do in the premises or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and seal this 1st day of March, 1999.

WITNESS TO ALL SIGNATURES:


/S/ JERRY W. DEFOOR                                   /S/ DRAYTON NABERS, JR.
Jerry W. DeFoor                                           Drayton Nabers, Jr.

                                                      /S/ JOHN D. JOHNS
                                                          John D. Johns

                                                     /S/ R. STEPHEN BRIGGS
                                                         R. Stephen Briggs

                                                     /S/ JIM E. MASSENGALE
                                                         Jim E. Massengale

                                                     /S/ A. S. WILLIAMS III
                                                         A. S. Williams III

                                                     /S/ CAROLYN KING
                                                         Carolyn King

                                                     /S/ DEBORAH J. LONG
                                                         Deborah J. Long

                                                     /S/ STEVEN A. SCHULTZ
                                                         Steven A. Schultz

                                                     /S/ WAYNE E. STUENKEL
                                                         Wayne E. Stuenkel

                                                     /S/ DANNY L. BENTLEY
                                                         Danny L. Bentley

                                                     /S/ RICHARD J. BIELEN
                                                         Richard J. Bielen